EXHIBIT 23.2

Cane Clark LLP				3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Chad Wiener+	Scott P. Doney~	Telephone: 702-312-6255
Facsimile: 702-944-7100
Email: kcane@caneclark.com

January 6, 2006

CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Enwin Resources Inc.

Very truly yours,

/s/ Kyleen Cane

CANE CLARK, LLP
Kyleen E. Cane, Esq.